Exhibit 23


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-50790) pertaining to the MEM Company, Inc. 1991 Stock Incentive Plan and (Form S-8 No. 33-79144) pertaining to the MEM Company, Inc. 1993 Non-Employee Stock Incentive Plan of our report dated February 21, 1996, with respect to the consolidated financial statements and schedule of MEM Company, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1995.



Ernst & Young LLP

Hackensack, New Jersey
March 20, 1996